UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Trotter Drive, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry Into a Material Definitive Agreement

On March 20, 2007, Cybex International, Inc. (“Cybex” or the “Company”) entered into a Fulfillment Agreement with eNova Group Limited (“eNova”) and its principals, Stephen M. Williams and Roy Simonson. Pursuant to the Fulfillment Agreement, eNova will provide to Cybex, on an exclusive basis, product design and development, marketing and sales concept consulting services over a multi-year period, for which eNova will receive a fixed fee and be eligible for an incentive fee based upon sales of products produced under the Fulfillment Agreement. As part of this arrangement, Cybex has acquired eNova’s rights to a contemplated new line of strength products in a conceptual stage of development. There are no material relationships between Cybex or its affiliates and the parties to the Fulfillment Agreement, other than in respect of the transactions contemplated by the Fulfillment Agreement.

Item 8.01: Other Events.

On March 20, 2007, Cybex International, Inc. issued a press release reporting on the entering into the Fulfillment Agreement described in Item 1.01. A copy of that press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Fulfillment Agreement among Cybex International, Inc., eNova Group Limited, Stephen M. Williams and Roy Simonson

Exhibit 99.1 Press Release dated March 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2007

CYBEX INTERNATIONAL, INC. (Registrant)

By:	/s/ John Aglialoro
Name:	John Aglialoro
Title:	Chief Executive Officer